Letter of Consent

I, SHU Xueli (Citizen of People’s Republic of China, ID Card No.230106195604272517), is legal spouse of SU Dianli (citizen of People’s Republic of China, ID Card No. 230106195604272517). I hereby confirm, acknowledge and irrevocably agree without any condition that my spouse signs the following files (hereinafter referred to as “transaction files”), and agree that my spouse follows the stipulations of transaction files to handle shares in Harbin Dongxing Energy Saving Technical Service Co., Ltd. (hereinafter referred to as “domestic-funded company”) held and registered in the name of him:

1) Signed Pledge of Shares Agreement with Harbin Donghui Technology Co., Ltd. (“WFOE”) and domestic-funded company on March 30, 2016;

2) Signed Exclusive Purchase Agreement with WFOE, domestic-funded company and related parties on March 30, 2016;

3) Provided Letter of Authority to WFOE on March 30, 2016.

I confirm and agree that the shares my spouse holds and will hold in domestic-funded company is his personal property and not our common property; he has right to handle such shares on his own. I hereby irrevocably waive any right and benefit of such shares which may be granted to me under applicable law without any condition, and promise to make no claim concerning such shares or related assets, including claiming such shares and related assets as part of our common property, based on it, claiming involvement of operation and management of domestic-funded company or influencing the decision of my spouse to such shares. I further confirm that my spouse has sole, exclusive right to execute rights and obligation under the transaction files, and he can execute transaction files and their related amendment or termination files, and sign other substitutive transaction files without my authorization or approval.

I agree that I will sign all necessary files and take all necessary actions to make sure the transaction files (to be revised from time to time) to be properly executed.

I agree and promise that I won’t behave conflictive to the arrangement under such transaction files or the Letter of Consent at any time. If I, out of any reason, obtain any share of domestic-funded company, I will be restrained under the transaction files (revised from time to time) and, as a shareholder of domestic-funded company, abide by obligation under them. On the purpose of that, I shall sign a series written files with same format and content with the transaction files (revised from time to time) upon the requirement of WFOE.

I further agree, promise and warrant that my spouse has sole, exclusive right to handle his shares in domestic-funded company and related assets under any circumstance including but not limited to our divorce, and I won’t take any action probably to influence or disturb his fulfilling responsibility under the transaction files.

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I agree that the formation, effect, explanation, fulfillment, revision, termination and dispute resolution of this letter are applicable to Chinese law. Any dispute created by explanation and fulfillment of this letter should be solved by all parties via friendly negotiation first. If one party issues a written notice for negotiation to another party and still gets nothing to be solved within 30 days after that, any party can submit this dispute to Harbin Arbitration Committee that solve the dispute according to their rules. Arbitration shall be conducted in Harbin and the language shall be Chinese. The arbitration result is ultimate and has binding effect to all parties.

This letter was signed on March 30, 2016.

Name/Signature: /s/ SHU Xueli (Signature)

SU Dianli and Harbin Donghui Technology Co., Ltd. hereby agree and accept this letter:

Name/Signature: /s/ SU Dianli (Signature)

Harbin Donghui Technology Co., Ltd. (Seal)

Signature: /s/ WANG Ximing (Signature)

Name: WANG Ximing

Position: Legal Person

Harbin Dongxing Energy Saving Technical Service Co., Ltd. hereby agree and accept this letter:

Harbin Dongxing Energy Saving Technical Service Co., Ltd. (Seal)

Signature: /s/ CHENG Zhao (Signature)

Name: CHENG Zhao

Position: Legal Person

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